EXHIBIT 4.8

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE ASSIGNED IN VIOLATION OF SUCH ACT AND LAWS OR THE PROVISIONS OF THIS WARRANT.

WARRANT

TO PURCHASE SHARES OF CLEAN ENERGY FUELS CORP.

THIS CERTIFIES THAT, pursuant to the Warrant Agreement dated November 7, 2012 (the “Warrant Agreement”) by and between GE Energy Financial Services, Inc. (the “Holder”) and Clean Energy Fuels Corp. (the “Issuer”), the Holder, or its successor or permitted assign, is entitled, at any time during the Exercise Period (as defined herein), to purchase from the Issuer, an aggregate of up to 5,000,000 shares of Common Stock, par value $0.0001 per share, of the Issuer (the “Shares”) (subject to adjustment and limitation as provided herein), in whole or in part, at a purchase price of $0.01 per Share (the “Exercise Price”), all on the terms and conditions and pursuant to the provisions hereinafter set forth.  This Warrant is issued in consideration of the execution of the Credit Agreement.

1.                                  DEFINITIONS.  All capitalized terms defined in the Warrant Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Agreement.

2.                                  EXERCISE OF WARRANT.

2.1                                 General.  At any time and from time to time after the Closing Date and until 5:00 p.m., New York time, on the tenth (10th) anniversary of the Closing Date or such earlier date as provided in Section 4.2 below (the “Exercise Period”), the Holder may exercise this Warrant, on any Business Day, for all or any part of such number of Shares, at the stated Exercise Price, equal to the sum of:

(a)                                 10% of the aggregate number of Shares purchasable hereunder as an upfront commitment fee, plus (b) or (c)

(b)

(i)                                     after the first Tranche A Loan (as defined in the Credit Agreement) is made, 25% of the aggregate number of Shares purchasable hereunder,

(ii)                                  after the first Tranche B Loan (as defined in the Credit Agreement) is made, 25% of the aggregate number of Shares purchasable hereunder,

(iii)                               after Tranche A Loans in aggregate principal amount of at least $15,000,000 have been made, 20% of the aggregate number of Shares purchasable hereunder, and

(iv)                              after Tranche B Loans in aggregate principal amount of at least $15,000,000 have been made, 20% of the aggregate number of Shares purchasable hereunder, or (in the alternative)

(c)                                  if no Borrowings (as defined in the Credit Agreement) are made prior to December 31, 2014, 10% of the aggregate number of Shares purchasable hereunder.

Upon the occurrence of any of the events described in the foregoing clauses (b) and (c), the Issuer shall deliver written notice thereof to Holder.

2.2                               Cash Exercise. The Holder may exercise this Warrant, in whole or in part and at any time and from time to time during the Exercise Period, by delivering to the Issuer at the Issuer’s principal offices at the address set forth in the Warrant Agreement: (i) a written notice of the Holder’s election to exercise this Warrant specifying the number of Shares to be purchased, (ii) payment of the Warrant Price and (iii) this Warrant.  “Warrant Price” shall mean an amount equal to (i) the number of Shares being purchased upon any exercise of the Warrant pursuant to this Section 2, multiplied by (ii) the Exercise Price as adjusted pursuant to the terms of the Warrant as of the date of such exercise. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Annex A, duly executed by the Holder or its agent or attorney.  Upon receipt thereof, the Issuer shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates reflecting the Holder’s ownership of the aggregate number of Shares issuable upon such exercise, together with cash in lieu of any fraction of a Share, as hereinafter provided in Section 2.5.  The Share certificate or certificates so delivered shall be in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or, subject to any restrictions on Transfer, such other name as shall be designated in the notice.  This Warrant shall be deemed to have been exercised and such Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Shares for all purposes, as of the date of delivery of the Warrant Shares by the Issuer.  If this Warrant has been exercised in part, the Issuer shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.  Payment of the Warrant Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2.4, shall be paid by the Holder prior to delivery of the Warrant Shares by the Issuer and shall be made at the option of the Holder by certified or official bank check or by wire transfer of immediately available funds.

2.3                               Cashless Exercise.

(a)                                 In lieu of the payment of the Warrant Price, the Holder shall have the right (but not the obligation), to require the Issuer to convert this Warrant, in whole or in part, into Shares as provided for in this Section 2.3 (the “Conversion Right”).  Upon exercise of the Conversion Right, the Issuer shall deliver to the Holder (without payment by the Holder of any of the Warrant Price) that number of Warrant Shares (the “Conversion Shares”) equal to the quotient obtained by dividing (x) the value of this Warrant (or portion thereof as to which the Conversion Right is being exercised if the Conversion Right is being exercised in part) at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Price of the Warrant Shares as to which the Conversion Right is being exercised in effect immediately prior to the exercise of the Conversion Right from the aggregate Current Market Price of the Warrant Shares as to which the Conversion Right is being exercised immediately prior to the exercise of the Conversion Right) by (y) the Current Market Price of one (1) Warrant Share immediately prior to the exercise of the Conversion Right.

(b)                                 The Conversion Rights provided under this Section 2.3 may be exercised in whole or in part and at any time and from time to time during the Exercise Period.  In order to exercise the Conversion Right, the Holder shall surrender to the Issuer, at its offices, this Warrant, and the Notice of Conversion in the form attached hereto as Annex B duly executed.  The presentation and surrender shall be deemed a waiver of the Holder’s obligation to pay all or any portion of the aggregate purchase price payable for the Warrant Shares as to which such Conversion Right is being exercised.  This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant for conversion in accordance with the foregoing provisions.  If this Warrant has been exercised in part, the Issuer shall, at the time of delivery of the acknowledgement reflecting the ownership of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

2.4                                 Payment of Taxes.  When the Warrant Price is paid to the Issuer, all such Warrant Shares shall be validly issued, fully paid and nonassessable and without any preemptive rights.  The Issuer shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Holder, in which case, the Holder shall pay such taxes or charges.  The Issuer shall not be required to pay any tax or other charge imposed in connection with any Transfer involved in the issue or delivery of any certificate for Shares issuable upon exercise of this Warrant in any name other than that of the Holder, and in such case, the Issuer shall not be required to register such Shares in any name other than the Holder until such tax or other charge has been paid or it has been established to the reasonable satisfaction of the Issuer that no such tax or other charge is due.

2.5                                 Fractional Shares.  The Issuer shall not be required to issue a fractional Share upon the exercise of this Warrant.  As to any fraction of a Share which the Holder would otherwise be entitled to purchase upon such exercise, the Issuer shall pay a cash adjustment in respect of such final fraction (calculated on an aggregate basis for all Warrants exercised) in an amount equal to the same fraction of the Current Market Price per Share of a Warrant Share on the date of exercise.

2.6                                 Limitation on Conversion.  Notwithstanding anything herein to the contrary, the Issuer shall not be obligated to affect any conversion of all or any portion of this Warrant, and the Holder shall not have the right to convert all or any portion of this Warrant, to the extent that, after giving effect to an attempted conversion, the Holder (together with its Affiliates and its permitted assignees and any other Person whose beneficial ownership of Shares would be aggregated with the Holder and its permitted assignees for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Securities and Exchange Commission, including any “group” of which Holder and its permitted assignees is a member) would have acquired a number of Shares as a result of one or more conversions or otherwise in excess of 19.99% of the number of Shares outstanding immediately prior to the Closing Date.  The Holder and each permitted assignee shall supply all information necessary to ensure compliance with this Section 2.6, and the Issuer shall be entitled to rely on representations made to it by the Holder and its permitted assignees regarding the ownership limitation set forth in this Section 2.6.

3.                                  TRANSFER, DIVISION AND COMBINATION.

3.1                                 Transfer.  Subject to compliance with all applicable securities laws, this Warrant may be Transferred to an Affiliate of the Holder at any time and from time to time, in whole or, in the case of a partial Transfer, in a Transfer of not less than 1,000,000 Shares subject to this Warrant. Such Transfer shall be registered on the books of the Issuer to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Issuer at the address set forth in the Warrant Agreement, together with a written assignment of this Warrant duly executed by the Holder or its agent or attorney.  Upon such surrender, the Issuer shall execute and deliver a new Warrant or Warrants in the name of the transferee or transferees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  Such Warrant, if properly assigned in compliance with any restrictions on Transfer and properly registered on the books of the Issuer, may be exercised by a new Holder for the purchase of Shares without having a new Warrant issued.

3.2                               Maintenance of Books.  The Issuer agrees to maintain, at its aforesaid office or agency, a ledger recording the Holder(s) of this Warrant and any subsequent Transfer of this Warrant in compliance with Section 3.1.

4.                                  ADJUSTMENTS.  The number of Shares for which this Warrant is exercisable shall be subject to adjustment from time to time as set forth in this Section 4.  The Issuer shall give the Holder notice of any event described below, which requires an adjustment pursuant to this Section 4 at the time of such event.

4.1                                 Distributions, Subdivisions and Combinations.  If, at any time, the Issuer:

(a)                                 takes a record of holders of its Shares for the purpose of entitling them to receive a distribution payable in, or other distribution of, Additional Shares,

(b)                                 subdivides its outstanding Shares into a larger number of Shares, or

(c)                                  combines its outstanding Shares into a smaller number of Shares,

then the number of Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of Shares that a record holder of the same number of Shares for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event. If the Issuer subdivides its outstanding Shares into a larger number of Shares, the Exercise Price shall be proportionately decreased.  If the Issuer combines its outstanding Shares into a lesser number of Shares, the Exercise Price shall be proportionately increased.

4.2                               Reorganization, Consolidation, Merger and Other Changes. In case of any capital reorganization or change in the Common Stock (other than as a result of a subdivision, combination, or stock dividend provided for in Section 4.1), or a spinoff, consolidation or merger of the Issuer with or into another entity, or the sale of all or substantially all of its assets to another entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, change, spinoff, consolidation, merger or sale (each a “Change”), lawful provision shall be made, and duly executed documents evidencing the same from the Issuer or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the Expiration Date to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such Change by a holder of the same number of Shares as were purchasable by the Holder immediately prior to such Change.  In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same; provided, however, that notwithstanding the foregoing, if as a result of such Change, holders of the Issuer’s Common Stock shall receive consideration other than solely in shares of stock or other securities in exchange for their Common Stock, the Issuer may, at its option, fulfill its obligations hereunder by causing a notice to be mailed to Holder at least 10 days prior to the record date for the Change, which notice shall (i) describe the nature of the proposed Change and any material terms applicable thereto, (ii) indicate the record date applicable to the Change and (iii) set forth the first and last date on which the Holder may exercise this Warrant.  The Holder shall have the opportunity to exercise this Warrant in full before the applicable record date for the Change, and thereby receive consideration with respect to any such Change, on the same basis as other previously outstanding shares of Common Stock of the Issuer. If the notice specified above is provided to the Holder in accordance with this Section 4.2, this Warrant to the extent not exercised before the consummation of the Change shall be cancelled and become null and void on the effective date of the Change.

4.3                               Adjustment upon Dilutive Issuance.

(a)                                 If the Issuer at any time, and from time to time, during the Exercise Period issues or sells any Shares, other than Exempted Securities, for a price per share less than a price equal to eighty percent (80%) of the Market Price on the day of such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the number of Shares then purchasable hereunder shall be increased by an amount determined in accordance with the following formula:

S2 = [((A – B) * 0.93 * C) * (S1 ÷ D)] ÷ A

For purposes of the foregoing formula, the following definitions shall apply:

“S2” means the number of additional Shares purchasable hereunder immediately after the Dilutive Issuance;

“S1” means the number of Shares purchasable hereunder immediately prior to the Dilutive Issuance;

“A” means the Market Price on the day of the Dilutive Issuance;

“B” means the per share price for which Shares were issued in the Dilutive Issuance;

“C” means the number of Shares issued pursuant to the Dilutive Issuance; and

“D” means the number of Shares deemed outstanding on a fully diluted basis immediately prior to the Dilutive Issuance (treating for this purpose as outstanding all Shares issuable upon exercise of Options outstanding immediately prior to such Dilutive Issuance or upon conversion or exchange of Convertible Securities outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such Dilutive Issuance).

(b)                                 Notwithstanding any other provision of this Warrant, (i) no adjustment in the number of Shares purchasable hereunder shall be made pursuant to this Section 4.3 if the Market Price on the date of the Dilutive Issuance is greater than or equal to the Market Price on the Closing Date, and (ii) no adjustment shall be made in respect of any Shares issued under this Warrant prior to the date of the Dilutive Issuance.

(c)                                  For purposes of this Section 4.3, the following terms shall have the following meanings:

(i)                                     “Exempted Securities” means (1) Shares issued to (or issuable upon exercise of Options issued to) employees or directors of, or consultants or advisors to, the Issuer or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Issuer; (2) Shares issued upon the exercise or exchange of or conversion of any Options or Convertible Securities outstanding on the Closing Date and (3) Shares issued pursuant to (or issuable upon the exercise or exchange or conversion of any Options or Convertible Securities issued pursuant to) mergers, consolidations, acquisitions or any other transactions with Persons with whom the Issuer has business relationships, provided such issuances are for other than primarily equity financing purposes.

(ii)                                  “Market Price” shall mean, in respect of any Shares on any date herein specified, the last reported closing price on the Trading Market on which the Shares are listed.

4.4                               Timing of Issuance of Additional Shares Upon Adjustments.  In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date for an event, the Issuer, after such record date and before the occurrence of such event, may defer until the occurrence of such event issuing to the Holder the Additional Shares or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the Shares issuable or deliverable upon such exercise before giving effect to such adjustment; provided, however, that the Issuer shall, upon request of the Holder, deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such Additional Shares or other property upon the occurrence of the event requiring such adjustment.

4.5                               When Adjustment Not Required.  If the Issuer takes a record of holders of its Shares for the purpose of entitling them to receive a distribution or subscription or purchase rights and, thereafter and before the distribution to holders thereof, legally abandons its plan to pay or deliver such distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

4.6                               Notice of Adjustments.  Whenever the number of Shares for which this Warrant is exercisable, or whenever the price at which such Shares may be purchased upon exercise of the Warrants, is adjusted pursuant to this Section 4, the Issuer shall prepare a certificate to be executed by its chief financial officer, if any, or its principal financial officer(s) in case there is no chief financial officer, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of Shares for which this Warrant is exercisable and describing the number and kind of any other Shares or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change.  The Issuer shall promptly cause a signed copy of such certificate to be delivered to the Holder.  The Issuer shall keep at its office or agency copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder.

5.                                  NO IMPAIRMENT.  The Issuer shall not by any action, including, without limitation, through any amendment to its articles of incorporation, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in carrying out all such actions as may be reasonably necessary or appropriate to protect the rights of the Holder against impairment.  Without limiting the generality of the foregoing, the Issuer shall (a) take all such action as may be reasonably necessary or appropriate in order that the Issuer may validly and legally issue fully-paid and nonassessable Shares upon the exercise of this Warrant, and (b) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Issuer to perform its obligations under this Warrant.

6.                                  RESERVATION AND AUTHORIZATION OF SHARES.  From and after the Closing Date, the Issuer shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued Shares as shall be sufficient to permit the exercise in full of all outstanding Warrants.  All Shares, when issued upon exercise of this Warrant and payment therefor in accordance with the terms of this Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

7.                                  TAKING OF RECORD; SHARES AND WARRANT TRANSFER BOOKS.  In the case of all distributions by the Issuer to holders of its Shares with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Issuer shall in each such case take such a record as of the close of business on a Business Day.  The Issuer shall not at any time, except upon dissolution, liquidation or winding up of the Issuer, close its transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

8.                                  RESTRICTIVE LEGEND.  This Warrant and any Warrant issued upon transfer or partial exercise of this Warrant shall be imprinted with the following legend, in addition to any legend required under applicable state securities laws:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE ASSIGNED IN VIOLATION OF SUCH ACT AND LAWS OR THE PROVISIONS OF THIS WARRANT AND THE WARRANT AGREEMENT.”

Each Share certificate representing Warrant Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE ASSIGNED IN VIOLATION OF SUCH ACT AND LAWS OR THE PROVISIONS OF THIS WARRANT AND THE WARRANT AGREEMENT.”

Upon request of the holder of a Share certificate, the Issuer shall issue to that holder a new certificate free of the foregoing legend, if, with such request, such holder provides the Issuer with an opinion of counsel (including in-house counsel) reasonably acceptable to the Issuer to the effect that the securities evidenced by such certificate may be sold without restriction under Rule 144 (or any other rule permitting resales of securities without restriction) promulgated under the Securities Act.

9.                                  SUPPLYING INFORMATION.  The Issuer shall cooperate with each Holder of a Warrant and each holder of Warrant Shares in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale or transfer of any Warrant or Warrant Shares.

10.                           LOSS OR MUTILATION.  Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Warrant has a minimum net worth of at least $100,000,000, such Holder’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Warrant, dated the date of the original Warrant.

11.                           OFFICE OF THE ISSUER.  As long as any Warrant remains outstanding, the Issuer shall maintain an office or agency (which may be the principal executive offices of the Issuer) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

12.                           LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by holder to purchase Shares, and no enumeration of the rights or privileges of holder contained herein, shall give rise to any liability of holder for the purchase price of any Share or as a holder of Shares of the Issuer, whether such liability is asserted by the Issuer or by creditors of Company.

13.                           MISCELLANEOUS.

13.1                        Nonwaiver and Expenses.  If either party fails to comply with any provision of this Warrant, it shall pay to the other party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the other party in enforcing any of its rights, powers, or remedies hereunder.  No course of dealing or any delay or failure to exercise any right hereunder on the part of a party shall operate as a waiver of such right or otherwise prejudice its rights, powers, or remedies.

13.2                        Non-Survival.  The parties hereby agree that all the provisions of this Warrant shall terminate and be of no further force or effect on the exercise in full of this Warrant.

13.3                        Miscellaneous Provisions in Warrant Agreement.  The provisions set forth in Section 6 of the Warrant Agreement shall apply to this Warrant, mutatis mutandis, and are hereby incorporated by reference herein.

[Signature page follows.]

IN WITNESS WHEREOF, each party hereto has caused this Warrant to be duly executed by its authorized officer and dated effective as of the Closing Date.

CLEAN ENERGY FUELS CORP.

By:	/s/ Andrew J. Littlefair
Name:	Andrew J. Littlefair
Title:	President & Chief Executive Officer

GE ENERGY FINANCIAL SERVICES, INC.

By:	/s/ Tyson Yates
Name:	Tyson Yates
Title:	Managing Director

SIGNATURE PAGE TO

WARRANT

ANNEX A
SUBSCRIPTION FORM

(To be executed only upon exercise of the attached Warrant)

The undersigned registered Holder of this Warrant irrevocably exercises this Warrant for purchase of                           Shares of Clean Energy Fuels Corp., Delaware corporation, [and herewith makes payment therefore][pursuant to the cashless exercise provisions set forth in Section 2.3 of the Warrant, with the calculation for such cashless exercise attached to this Subscription Form], all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the Shares hereby purchased (and any securities or property issuable upon such exercise) to be issued in the name of the undersigned and delivered to the undersigned as follows:

Name	Address

If the certificates representing the Shares being purchased pursuant hereto are to be registered in a name or names other than the name of the holder of this Warrant, all transfer taxes payable upon such transfer shall be paid by the undersigned at the time of delivering the notice of exercise and such request.

Solely with respect to the Warrant Shares being purchased pursuant to this Subscription Form, the representations and warranties of the Holder contained in Section 15.1 of the Warrant are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Issuer has expressly consented in writing to the contrary.

The undersigned acknowledges that each certificate for Warrant Shares issued upon exercise of the Warrant shall bear a legend to the effect that such Warrant Shares may not be transferred except upon compliance with the provisions of the Securities Act and applicable state securities laws, and each certificate for Warrant Shares transferred shall bear such a legend unless, in the opinion of counsel for the Issuer, such legend is not required.

If the number of Shares shall not be all the Warrant Shares purchasable under this Warrant, a new Warrant of like tenor is to be issued in the name of and delivered to the undersigned for the remaining balance of the Shares purchasable thereunder.

(Name of Registered Owner)	(Street Address)

(Signature of Registered Owner)	(City)	(State)	(Zip Code)

NOTICE:                                            The signature on this subscription must correspond with the names as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

Annex A-1

ANNEX B
NOTICE OF CONVERSION

(To be executed only upon conversion of the attached Warrant)

The undersigned registered owner irrevocably elects to surrender this Warrant for the number of Shares as shall be issuable pursuant to the cashless exercise provisions of Section 2.3 of the Warrant, in respect of           Shares underlying this Warrant, and requests that                         execute or cause to be executed a certificate or certificates reflecting the undersigned’s ownership of the aggregate number of Shares issuable upon such exercise, together with cash in lieu of any fraction of a Share (and any securities or other property issuable upon such exercise) and deliver or cause to be delivered to the undersigned such certificate or certificates the undersigned as follows:

Name	Address

The undersigned acknowledges that each certificate for Warrant Shares issued upon exercise of this Warrant shall bear a legend to the effect that such Warrant Shares may not be transferred except upon compliance with the provisions of the Securities Act and applicable state securities laws, and each certificate for Warrant Shares transferred shall also bear such a legend unless, in the opinion of counsel for the Issuer, such a legend is not required.

Solely with respect to the Warrant Shares being received pursuant to this Notice of Conversion, the representations and warranties of the Holder contained in Section 15.1 of the Warrant are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Issuer has expressly consented in writing to the contrary.

If the number of Shares shall not be all the Warrant Shares issuable under this Warrant, a new Warrant of like tenor is to be issued in the name of and delivered to the undersigned for the remaining balance of the Shares issuable thereunder.

(Name of Registered Owner)	(Street Address)

(Signature of Registered Owner)	(City)	(State)	(Zip Code)

NOTICE:                                            The signature on this subscription must correspond with the names as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

Annex B-1